UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 1, 2009
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 1, 2009, Delphi Corporation (“Delphi” or the “Company”) entered into a further amendment (the “Fourth Amendment”), to its accommodation agreement (as previously amended and supplemented through the date hereof, the “Accommodation Agreement”), with the lenders under its existing debtor-in-possession financing agreement (the “Amended and Restated DIP Credit Facility”), consisting of a $1.1 billion first priority revolving credit facility (the “Tranche A Facility”), a $500 million first priority term loan (the “Tranche B Term Loan”) and a $2.75 billion second priority term loan (the “Tranche C Term Loan”). The following description of the Fourth Amendment is qualified in its entirety by the text of the Fourth Amendment, a copy of which is filed as Exhibit 99(a) to this report and incorporated by reference herein. A description of the material terms of the Accommodation Agreement prior to such modifications is set forth in Delphi’s Current Reports on Form 8-K filed with the United States Securities and Exchange Commission on March 31, 2009, as amended on April 1, 2009 solely for the purposes of adding an exhibit, April 3, 2009, as amended on April 7, 2009 solely for the purposes of adding another exhibit, April 23, 2009 and May 8, 2009 (the “Original Forms 8-K”), which descriptions are incorporated herein by reference.
Pursuant to the Accommodation Agreement, the lenders have agreed, among other things, to allow Delphi to continue using the proceeds of the Amended and Restated DIP Credit Facility and to forbear from the exercise of certain default-related remedies, in each case until June 30, 2009 subject to the continued satisfaction by Delphi of a number of covenants and conditions. There currently remains approximately $230 million outstanding under the Tranche A Facility, $311 million outstanding under the Tranche B Term Loan and $2.75 billion outstanding under the Tranche C Term Loan under the Amended and Restated DIP Credit Facility. The Accommodation Agreement contains certain milestone dates, which if not met require Delphi to apply the $47 million currently held as cash collateral to pay down a portion of the Tranche A Facility and Tranche B Term Loan extended under the Amended and Restated DIP Credit Facility (the “Repayment Obligation”) and may result in an event of default and termination of the accommodation period. One such milestone in the Accommodation Agreement was that on or before May 21, 2009, Delphi was required to deliver to the agent under the Amended and Restated DIP Credit Facility a term sheet setting forth the terms of a global resolution of matters relating to General Motors Corporation’s (“GM”) contributions to the resolution of Delphi’s chapter 11 cases, including without limitation, all material transactions between Delphi and GM relevant to such resolution, which has been agreed to by GM and the United States Treasury (the “Term Sheet”). As previously reported, the failure to deliver the Term Sheet on or prior to May 21, 2009 and to satisfy the Repayment Obligation on May 22, 2009 were events of default under the Accommodation Agreement. Absent effectiveness of the Fourth Amendment, the failure to cure an event of default resulting from the failure to satisfy the Repayment Obligation on or prior to June 1, 2009 (or prior to a notice by the requisite lenders terminating the accommodation period during such grace period), could have resulted in a termination of the accommodation period under the Accommodation Agreement on June 2, 2009.
Pursuant to the Fourth Amendment, the accommodation period under the Accommodation Agreement will terminate on June 9, 2009 in the event that a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of all lenders who signed the Accommodation Agreement have not notified Delphi that the Term Sheet is satisfactory on or before June 8, 2009. In addition, it will be an additional event of default under the Accommodation Agreement in the event Delphi files any motion or pleading (or supports any motion or pleading filed by a third party) with the Court to obtain any financing on terms having a priority that is senior to or pari passu with all or any portion of the Superpriority Claims or Liens (as defined in the Amended and Restated DIP Credit Facility) granted to the administrative agent and the lenders under the Amended and Restated DIP Credit Facility pursuant to the Court’s order approving such facility. Lastly, the Fourth Amendment postpones until June 8, 2009 the date by which interest payments with respect to the Tranche C Term Loan must be paid; which payments, in accordance with the terms of the Accommodation Agreement as in effect prior to the Fourth Amendment, are to be applied ratably to repayments of principal amounts outstanding under the Tranche A Facility and the Tranche B Term Loan.
The remaining provisions in the Accommodation Agreement are unchanged. For information regarding the current terms of the Accommodation Agreement, as modified, which is not otherwise set forth in this Current Report on Form 8-K, including the covenants and conditions of the lenders’ continued forbearance from exercising remedies through the accommodation period and including the ability to access certain cash collateral accounts, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”), including the exhibits to the Annual Report, and the Original Forms 8-K.
Although Delphi is currently in compliance with the terms of the Accommodation Agreement (after giving effect to the Fourth Amendment’s waiver of the previously existing defaults described above), Delphi’s continued compliance and access to sufficient liquidity to fund its working capital requirements and operations is dependent on a number of factors, including

Delphi receiving Court approval of the interim liquidity support agreement with GM, as filed with the Court on June 1, 2009 and administrative creditors, including its suppliers, continuing to provide services and goods on customary payment terms.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the partial temporary accelerated payments agreement and Advance Agreement with General Motors Corporation (“GM”), its debtor-in-possession financing facility, and to obtain an extension of term or other amendments as necessary to maintain access to such Advance Agreement and facility; the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, including the ability of the Company to obtain Court approval of the interim Liquidity Support Agreement with GM and approval to further modify the Plan which was confirmed by the Court on January 25, 2008, to confirm such further modified plan or any other subsequently filed plan of reorganization and to consummate such plan or other consensual resolution of Delphi’s Chapter 11 cases; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its Plan as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the United States Securities and Exchange Commission, including the risk factors in Part I. Item 1A. Risk Factors, contained therein and in Part II. Item 1A. Risk Factors in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. It is possible that Delphi’s common stock may have no value and claims relating to prepetition liabilities may receive no value.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)       Exhibits.  The following exhibit is being furnished as part of this report.

Exhibit
Number	Description
99 (a)	Fourth Amendment to the Accommodation Agreement, dated as of June 1, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2009	DELPHI CORPORATION (Registrant)
	By:	/s/ JOHN D. SHEEHAN
John D. Sheehan,
Vice President and Chief Financial Officer